EASTERN ENVIRONMENTAL SERVICES, INC.

THE SHARES OFFERED AND SOLD PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATES, AND THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES AS DESCRIBED HEREIN.


                             SUBSCRIPTION AGREEMENT


1.       AGREEMENT TO PURCHASE

         1.1. Subject to and in accordance with the terms of this Agreement, the undersigned purchaser (the "Purchaser"), intending to be legally bound hereby, hereby subscribes for and agrees to purchase from EASTERN ENVIRONMENTAL SERVICES, INC. (the "Company") One Hundred Twenty Five Thousand (125,000) shares (the "Shares") of Common Stock, $.01 par value per share, of the Company ("Common Stock"), and a warrant to purchase One Hundred Twenty Five Thousand (125,000) shares of Common Stock (the "Warrant") as described in Section 1.3 below.

         1.2. The total purchase price for the Shares to be purchased hereby is One Hundred Twenty Four Thousand Eight Hundred Seventy Five Dollars ($124,875) and the total purchase price for the Warrants is One Hundred Twenty Five Dollars ($125). The Purchaser is delivering contemporaneously with this Agreement a check or wire transfer payable to the Company in the amount of the purchase price for the Shares and the Warrants.

         1.3.  The Warrant shall be evidenced by that certain Warrant
Certificate of the Company, no.     , which is being executed by
the Company and delivered to the Purchaser contemporaneously herewith. The exercise price of the Warrant is One Dollar fifty cents ($1.50) per share.

         1.4. The Purchaser acknowledges and agrees that this subscription for the Shares is irrevocable and the Purchaser may not cancel, terminate or revoke this Agreement or any of the agreements made by him herein, regardless of any adverse change in the properties, business, financial condition or prospectus of the Company or its subsidiaries.

2.       REPRESENTATIONS AND WARRANTIES

         2.1. Representations and Warranties of Purchaser. By executing this Subscription Agreement, the Purchaser hereby:

                  2.1.1. Represents and warrants that he maintains its domicile at the address set forth below;

                  2.1.2. Acknowledges that each Purchaser has received a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1994, December 31, 1994 and March 31, 1995, and the Company's proxy statement for the annual meeting of stockholders held on December 15, 1994.

                  2.1.3. Represents and warrants that the Shares are being acquired for the Purchaser's own account without a view to public distribution or resale and that the Purchaser has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Shares or any portion thereof to any other person;

                  2.1.4. Understands that the Shares have not been registered under the Securities Act or the securities laws of any state, and, as a result thereof, the Shares are "restricted securities" as defined in Rule 144 under the Securities Act and are subject to substantial restrictions on transfer;

                  2.1.5. Agrees that he will not sell or otherwise transfer or dispose of any Shares or any portion thereof unless the Shares are registered under the Securities Act and any applicable state securities laws or the Purchaser obtains an opinion of counsel which is satisfactory to the Company that the Shares may be sold in reliance on an exemption from such registration requirements, and that the Shares and certificates evidencing the same will bear a legend reflecting such restrictions;

                  2.1.6. Understands that (i) except as expressly set forth herein, the Company has no obligation or intention to register the Shares for resale under any federal or state securities laws and (ii) the Purchaser therefore may be precluded from selling or otherwise transferring or disposing of any Shares or any portion thereof for an indefinite period of time or at any particular time;

                  2.1.7. Represents and warrants that in determining to purchase the Shares, he has relied solely upon its independent investigation, including the advice of its legal counsel and accountants or other financial advisers or purchaser representatives and has, during the course of discussions concerning the purchase of the Shares, been offered the opportunity to ask such questions and inspect such documents concerning the Company and its business and affairs as he has requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied;

                  2.1.8. ACKNOWLEDGES THAT THE PURCHASE OF THE SHARES INVOLVES A HIGH DEGREE OF RISK, and represents and warrants that he can bear the economic risk of the purchase of the Shares, including the total loss of his investment;

                  2.1.9. Represents and warrants that (i) he has adequate means of providing for his current needs and financial contingencies, (ii) he has no need for liquidity in this investment, (iii) he has no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require he to dispose of the Shares, (iv) all his investments in and commitments to nonliquid investments are, and after his purchase of the Shares will be, reasonable in relation to the Purchaser's net worth and current needs, and (v) if a corporation, partnership or trust, it was not formed for the specific purpose of making an investment in the Shares;

                  2.1.10. Understands that no federal or state agency has approved or disapproved the Shares, passed upon or endorsed the merits of the offering of the Shares hereunder, or made any finding or determination as to the fairness of the Shares for investment; and

                  2.1.11. Understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of the Purchaser to acquire the Shares;

                  2.1.12. IF THE PURCHASER IS A RESIDENT OF THE COMMONWEALTH OF PENNSYLVANIA, THE PURCHASER UNDERSTANDS THAT PURSUANT TO SECTION 207(M) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, THE PURCHASER MAY ELECT, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE COMPANY OF THIS SUBSCRIPTION AGREEMENT SIGNED BY THE PURCHASER, TO WITHDRAW SUCH SUBSCRIPTION AND RECEIVE A FULL REFUND OF ALL MONIES PAID. SUCH WITHDRAWAL WILL BE WITHOUT FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, THE PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH BELOW, INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE POSTMARKED OR DELIVERED TO WESTERN UNION PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND ANY NOTICE OF WITHDRAWAL BY TELEGRAM OR BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED. SHOULD A REQUEST TO WITHDRAW BE MADE ORALLY, THE INVESTOR SHOULD ASK FOR A WRITTEN CONFIRMATION THAT THE REQUEST WAS RECEIVED.

                  2.1.13. If the Purchaser is a resident of the Commonwealth of Pennsylvania, the Purchaser agrees not to sell any of the Shares within twelve months after the date of purchase, unless such Shares are covered by an effective registration under the Pennsylvania Shares Act or unless the prohibition against resale is waived pursuant to the provisions of Section
204.011 of Title 64 of the Pennsylvania Code of

Regulations. The foregoing restriction is in addition to, and not in lieu of, other restrictions on transfer;

                  2.1.14. The Purchaser is an accredited investor, as defined in Rule 501(a) of Regulation D adopted under the Securities Act and as described on Exhibit A attached hereto (an "Accredited Investor"), and, in the case of an individual Purchaser, is at least 21 years of age; and

                  2.1.15. The Purchaser acknowledges that the Company will pay GKN Securities Corp. a finder's fee upon the completion of the sale of the Shares and Warrants pursuant to this Subscription Agreement. The aggregate amount of the finder's fee payable in connection with the Subscription Agreements between the Company, on the one hand, and Ronald I. Heller, David S. Nagelberg, Donald Saunders and William DeArmen, on the other hand, is $10,000 plus warrants to purchase 12,500 shares of Common Stock at a per share exercise price of $1.50.

         2.2. Representations and Warranties of the Company. By executing this Subscription Agreement, the Company hereby represents and warrants that:

                  2.2.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite legal power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted.

                  2.2.2. The execution and delivery of this Agreement and the Warrant by the Company and the performance of the obligations of the Company contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. The Company has the right, power and authority to enter into and perform this Agreement and the Warrant. This Agreement and the Warrant constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that its enforceability may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

                  2.2.3. Upon issuance in accordance with the terms of this Agreement and the Warrant, respectively, the Shares and the shares of Common Stock purchasable upon exercise of the Warrant will be duly and validly issued and will be fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders. The Shares and the shares of Common Stock purchasable upon exercise of the Warrant are not subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

                  2.2.4. The execution and delivery of this Agreement and the Warrant by the Company and the performance of the obligations of the Company contemplated hereby and thereby do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any material indenture, mortgage, deed of trust, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the material properties or assets of the Company is subject: (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Company; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business; or (iv) have a material adverse effect on any material permit, license, certificate, registration, approval, consent, license or franchise issued to or held by the Company.

3.       INDEMNIFICATION

         The Purchaser acknowledges that he understands the meaning of the representations, warranties, agreements, acknowledgments and understandings (the "Representations") made by him in this Agreement and hereby agrees to indemnify and hold harmless the Company and all persons deemed to be in control of the Company from and against any and all losses, costs, expenses, damages and liabilities (including, without limitation, court costs and attorneys' fees) arising out of or due to a breach by the Purchaser of any of the Representations. All of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser and the Company set forth in
Section 2 hereof shall survive the delivery of this Agreement and the purchase by the Purchaser of the Shares and the Warrant.

4.       REGISTRATION

         4.1.     Agreement to Register.

                  4.1.1. General. Within six months after the Company's acceptance of this Subscription Agreement, the Company shall prepare and file with the Commission a continuous or "shelf" registration statement under Rule 415 under the Securities Act on Form S-3 (the "Registration Statement") to register the resale of the Registrable Securities by the Purchaser, and the Company will use its best efforts to keep effective the Registration Statement for a period of not less than three years and 60 days, after which time the Company may, at its option, deregister all of the Shares which have not been sold under the Registration Statement.

                  4.1.2. Permitted Delay of Registration. The Company may delay any registration or qualification of Registrable Securities required pursuant to this Section 4.1 for a period not exceeding 60 days provided the Company shall in good faith determine, as evidenced by resolution of its Board of Directors, that any such registration would adversely impact any active negotiations or planning for a proposed or pending, material, public or private financing, merger, stock or asset acquisition or sale of all or substantially all of the Company's assets.

         4.2. Incidental Registration. The Company agrees that at any time and from time to time that the Company proposes to file a registration statement (other than pursuant to subsection 4.1 above) under the Securities Act (the "Registration Statement") to register any of its Common Stock under the Securities Act on Form S-1 or any other form of registration statement then available for the registration under the Securities Act of securities of the Company and which is appropriate for the inclusion therein of the Registrable Securities, as herein contemplated, it will give written notice to all holders of Registrable Securities (or warrants to purchase Registrable Securities) of its intention to do so, and upon the written request of any such holder to include his or her Registrable Securities in such registration, given within 15 days after the mailing of any such notice by the Company (a "Holder Request"), the Company will cause all Registrable Securities held by any such requesting holder to be included in the Registration Statement, and the Company shall use its best efforts to maintain the effectiveness of such Registration Statement for a period of at least nine months; provided, however, that the obligation to give such notice and to use such best efforts shall not apply to any proposal of the Company to register any of its securities under the Securities Act:

                           (a)      on Form S-8 (or any successor form),

                           (b) in connection with any stock option, stock purchase or other benefit plan,

                           (c) for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity, or

                           (d) more than three years and 60 days after the date of this Agreement.

Nothing in this subsection 4.2 shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

         4.3. Required Reduction of Offered Shares. The Company and/or any underwriter may, in their sole discretion, round the number of securities to be registered or qualified in accordance with Section 4.2 to the nearest 100 shares. In addition, the Company may reduce or eliminate the number of shares of Registrable Securities to be registered pursuant to Section 4.2 if, at the time of such request for registration by any holder of Registrable Securities (i) the Company shall propose to file for registration within 120 days other securities to be offered by the Company under the Securities Act and (ii) the investment banker engaged by the Company in connection with an underwritten public offering of such securities proposed for registration under the Securities Act determines that registration of such Registrable Securities would interfere with or be detrimental to such offering, including the timely consummation thereof, and such investment banker shall give written notice (the "Banker Determination Notice") of such determination to such requesting holder or holders, setting forth in reasonable detail the reasons for such determination. In such event the Company, upon written notice to the holders of such Registrable Securities, shall have the right to limit such Registrable Securities to be registered, if any, to the largest number which would not, in the opinion of such investment banker, result in such interference or detriment or, if any number would result in such interference or detriment, to exclude from such registration all Registrable Securities. Such limitation shall be applied to each such requesting holder and all other security holders who are included in the registration statement pro rata in respect of the number of shares subject to such request or proposed for registration, as the case may be. No Registrable Securities excluded from the registration by reason of the Banker Determination Notice shall be included in such registration.

         4.4. Expenses. The Company shall pay all fees and expenses incurred by it in connection with any registration effected pursuant to this Section 4. Notwithstanding the foregoing, the Company shall not be required to pay the underwriters' fees, discounts or commissions relating to Shares, the fees and disbursements of counsel to the underwriters, if any, the fees and disbursements of counsel to the Purchaser, accounting fees incurred in connection with any comfort letters and fees and expenses associated with qualifying the compensation of the underwriters, if any, pursuant to the rules and regulations of the National Association of Securities Dealers, Inc.

         4.5. Information. The Purchaser shall furnish in writing to the Company such information regarding itself and the distribution proposed by the Purchaser as the Company may reasonably request or as shall be legally required in connection with any registration referred to in this Section 4.

         4.6.     Holdback Obligations.

                  4.6.1. Applicable securities laws require that the prospectus included in the Registration Statement (the "Prospectus") contains information relating to material developments in the Company's business, including, among other things, acquisitions or dispositions of significant subsidiaries. In the event such developments occur during the period that the Registration Statement is effective, the Registration Statement may be required to be amended or the Prospectus may be required to be supplemented, in accordance with the Securities Act and the rules promulgated thereunder. Accordingly, the Purchaser and the Company agree to the following provisions:

                           (A)      Prior to making sales of Shares under the
Prospectus, the Purchaser may inquire by written notice to the Company as to whether or not, to the Company's knowledge, any developments have occurred which would require that the Registration Statement be amended or that the Prospectus be supplemented. Promptly upon receipt of such request, the Company shall respond in writing to such inquiry. the Company may (but shall be under no obligation to) notify the Purchaser on its own initiative, in writing, that the Company is aware of developments which require the Registration Statement to be amended or the Prospectus to be supplemented. In either case, if the Company notifies the Purchaser that such an amendment or supplement is required, then except as otherwise set forth in paragraph (C) of this subsection 4.6.1, the Company shall, as promptly as reasonably practicable, prepare and file such amendment or supplement with the Commission.

                           (B)      In the event the Company determines that an
amendment to the Registration Statement is required, the Purchaser shall refrain from offering or selling any Shares pursuant to the Prospectus from the date of the Company's notification to the Purchaser that such amendment is required until such amendment is declared effective by the Commission. In the event the Company determines that a supplement to the Prospectus is required, the Purchaser shall refrain from offering or selling any Shares pursuant to the Prospectus from the date of the Company's notification to the Purchaser that such a supplement is required until five days prior to the date such supplement is filed with the Commission. In the case of either an amendment to the Registration Statement or a supplement to the Prospectus, the Purchaser shall not offer or sell any Shares under the Prospectus except in conjunction with a Prospectus (i) in the form filed as a part of such amendment or (ii) accompanied by such supplement, as the case may be.

                           (C)      If the Company determines that the filing of
any amendment or supplement would require disclosure of any information which would, in the good faith determination of the Company, adversely impact any active negotiations or planning for a proposed or pending, material, public or private financing, merger, stock or asset acquisition or sale of all or substantially all of the Company's assets, then the Company may defer the filing of such amendment or supplement until the Company determines in good faith that no material adverse impact would result, but in no event longer than 60 days. In such event, the Company shall notify the Purchaser that although an amendment or supplement is required to be filed, the Company is deferring the filing of the required amendment or supplement pursuant to this paragraph, and the Purchaser shall thereafter refrain from making any further offers or sales of Shares pursuant to the Prospectus in accordance with paragraph (B) of this subsection 4.6.1.

                  4.6.2. The Purchaser agrees that at any time and from time to time during the Effective Period that the Company files a registration statement with the Commission relating to a primary offering by the Company of equity or equity-related securities (other than any registration statement filed by the Company (A) pursuant to Rule 415 under the Securities Act, (B) on Form S-8 (or any successor form), or (C) in connection with any stock option, stock purchase or other benefit plan or any dividend reinvestment plan) (a "Company Registration"), the Purchaser will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock beneficially owned by the Purchaser until the earlier of (i) the withdrawal of such Company Registration or (ii) 90 days after the effective date of such Company Registration; and the Purchaser agrees to enter into such further documents and holdback letters as may reasonably be requested by the Company or any underwriter in connection with such Company Registration in order to reflect the holdback obligations set forth in this Section.

         4.7. Definitions. For purposes of this Agreement, the term "Registrable Securities" shall mean the Shares being offered and sold to the Purchaser pursuant hereto, together with the shares of Common Stock purchasable pursuant to the Warrant, and any securities issued or issuable with respect to any such shares (a) by way of stock dividend or stock split or (b) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and either such securities shall have been disposed of in accordance with such registration statement, or (ii) all such securities held by one holder are legally able to be sold in a single sale under Rule 144 promulgated under the Securities Act.

         4.8. Obligations of Holders Other than the Purchaser. As a condition to including any Registrable Securities in a registration pursuant to this Section 4, each holder of Registrable Securities shall be required to comply, and to sign such agreements and documents reasonably requested by the Company in order to reflect each such holder's agreement comply, with all obligations of the Purchaser pursuant to this Section 3 in respect of the Registrable Securities held by each such holder.

5.       REGISTRATION INDEMNIFICATION

         5.1. Indemnification by the Company. With respect to the registration or qualification to be effected pursuant to this
Agreement:

                  5.1.1. The Company shall indemnify the Purchaser and each person or entity who controls (within the meaning of the Securities Act) the Purchaser (a "Purchaser Indemnitee"), from and against all claims, losses, damages and liabilities (or actions in respect thereof), including reasonable attorneys' fees, arising out of or based on:

                           (A)      any untrue statement of a material fact
contained in the registration statement, in any preliminary or final prospectus included therein, or in any amendment thereof or supplement thereto, incident to such registration or qualification; or

                           (B)      any omission to state in the registration
statement, in any preliminary or final prospectus included therein, or in any amendment thereof or supplement thereto, incident to such registration or qualification, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse each such Purchaser Indemnitee for all reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, the foregoing indemnity and reimbursement obligations shall not be applicable to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission or violation made in reliance upon and in conformity with written information furnished to the Company by the Purchaser (and/or, if an underwritten offering, by any underwriter) expressly for use in such registration statement (or the prospectus included therein), amendment or supplement; and provided, further, the foregoing indemnity and reimbursement obligations shall not be applicable to the extent that any such claim, loss, damage or liability (1) arises out of an offer or sale by any Purchaser Indemnitee where such Purchaser Indemnitee did not comply with the provisions of Section 4.6.1 hereof, or (2) arises out of or is based on any untrue statement or omission made in:

                           (C)      a preliminary prospectus, which untrue
statement  or  omission  is  corrected  in the final  prospectus  and such final
prospectus  is  made   available  to  the  Purchaser  in  accordance   with  the
requirements of Rule 424 under the Securities Act; or

                           (D)      any prospectus, which untrue statement or
omission is corrected in a prospectus supplement or amended prospectus and such prospectus supplement or amended prospectus is made available to the Purchaser prior to the sale of Shares which gave rise to such claim, loss, damage or liability.

                  5.1.2. The Purchaser shall indemnify the Company, its directors and officers, each person or entity who controls (within the meaning of the Securities Act) the Company (a "Company Indemnitee") from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:

                           (A)      any untrue statement of a material fact
contained in the registration statement, in any preliminary or final prospectus included therein, or in any amendment thereof or supplement thereto, incident to such registration or qualification; or

                           (B)      any omission to state in the registration
statement, in any preliminary or final prospectus included therein, or in any amendment thereof or supplement thereto, incident to such registration or qualification, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse each such Company Indemnitee for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, expense, liability or action, but in each case only to the extent that such untrue statement or omission or violation is made in such registration statement (or the prospectus included therein), or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser (and/or, if an underwritten offering, by any underwriter) specifically for use in such registration statement

(or the prospectus included therein), amendment or supplement, or if such claim, loss, damage, expense, liability or action arise out of use of a prospectus after such seller has been notified in writing by the Company that such prospectus no longer complies with the provisions of Section 10 of the Securities Act.

         5.2. Each party indemnified under the provisions of this Section 5, upon receipt of written notice of any claim or the service of a summons or other initial legal process upon it or him in any action instituted against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in Section 5 shall promptly give written notice of such claim or the commencement of such action to the party or parties from whom indemnity shall be sought hereunder. Such indemnifying party shall be entitled at its own expense to participate in the defense of such claim or action or, if it or he shall elect, to assume (in conjunction with any other indemnifying parties) such defense, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties, which counsel shall be satisfactory to the indemnified party or parties against whom such claim is asserted or who shall be the defendants in such action, and such indemnified party or parties shall bear the fees and expenses of any additional counsel retained by it, him or them. However, (i) if the indemnifying party or parties shall elect not to assume the defense of such claim or action or (ii) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in defending such claim or action or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party, then counsel for the indemnified party shall be entitled to conduct the defense; in either such event the indemnifying party or parties shall be liable for any legal or other expenses incurred by the indemnified party or parties in connection with the defense.

6.       CONFIDENTIALITY

                  Anything in this Subscription Agreement to the contrary notwithstanding, the Company shall not be obligated to furnish any proprietary or technical information to the Purchaser. The Purchaser agrees to hold confidential all information which has been or shall in the future be furnished to him by the Company under or pursuant to this Agreement, except for information which is in the public domain.

7.       MISCELLANEOUS PROVISIONS

         7.1.  This  Agreement  shall be  binding  upon and  shall  inure to the
benefit  of  the   parties   hereto  and  their   respective   heirs,   personal
representatives, successors and assigns.

         7.2. This Agreement sets forth the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, inducements, covenants, conditions, representations and warranties, oral or written, expressed or implied, except as contained herein. This Agreement may be modified only by a written document signed by each of the parties hereto.

         7.3. In the event that any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.4. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania except to the extent of the applicability of this to the securities or "blue sky" laws of the jurisdiction in which the Offering has been made to the Purchaser.

         7.5. Purchaser's obligation to purchase the Shares and the Warrant hereunder shall be conditioned upon his receipt of an opinion of counsel to the Company satisfactory to the Purchaser.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound, this day of August, 1995.


PURCHASER:


-------------------------------                  ------------------------------
                  (please print)

By:____________________________                   By:___________________________
                  (signature)

Title:_________________________                   Title:________________________
                  (if applicable)

Address:_______________________                   Address:______________________

-------------------------------                   -----------------------------

Nature of Purchaser:

____ Corporation                   _____ Individual
____ Partnership                   _____ Joint tenants with right
____ Trust                                   of survivorship
____ Other ___________________________________________________

Taxpayer I.D. No.:____________________
                              (E.I.N. or Soc.Sec. No.)





Accepted:

EASTERN ENVIRONMENTAL SERVICES, INC.



By:__________________________

Title:_______________________

Date:

Route 309 North
R.R. #4, Box 4452
Drums, PA 18222

                                                                      Schedule A

                                                             Accredited Investor

                  A Purchaser which meets any one of the following definitions will constitute an accredited investor as defined in Rule 501(a) of Regulation D adopted under the Securities Act:

                  1. Any director or executive officer of the Company;

                  2. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                  3. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  4. A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in
         Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  5. A private business development company as defined in Section 202(a)(22) of the Investment
         Advisers Act of 1940;

                  6. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                  7. A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in the Company; and

                  8. Any entity in which all of the equity owners are accredited investors.


                                                                             -2-

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